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                                                                     EXHIBIT 2.2

                            Dated September 3, 1999


                               IMAX CORPORATION

                        THE VENDORS (AS DEFINED HEREIN)

                                      and

                     DIGITAL PROJECTION INTERNATIONAL PLC



                            SUPPLEMENTAL AGREEMENT
                     relating to the sale and purchase of
                     the majority of the issued shares of
                     Digital Projection International PLC
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THIS AGREEMENT is made on September 3,1999

AMONG:-

(1)   IMAX CORPORATION, a Canadian corporation (the "Purchaser");

(2) The persons specified as Vendors in the Schedule hereto (each a "Vendor" and collectively, the "Vendors"); and

(3) DIGITAL PROJECTION INTERNATIONAL PLC, and English company (No. 03280170) whose registered office is at Greenside Way, Middleton, Manchester M24 1XX (the "Company").

AND IS SUPPLEMENTAL to an sale and purchase agreement between the same parties dated 4 August 1999 relating to the sale and purchase of the majority of the issued share capital of the Company (the "Principal Agreement")

WHEREAS

(A) The Principal Agreement provides that the Purchase Price for the Shares will be $26,945.750 (subject to an adjustment based on the net assets of the Company) and that certain loans made by the Investors totalling (Pounds) 9,000,000 (nine million pounds sterling) (the "Investor Loans") together with the unpaid interest of (Pounds) 708,634 (seven hundred and eight thousand, six hundred and thirty four pounds sterling) and a loan from The British Linen Bank Limited of (Pounds) 3,400,000 (three million four hundred thousand pounds sterling) (the "BLB Loan") together with unpaid interest and fees of (Pounds) 1,566.32 (one thousand five hundred and sixty six pounds and thirty two pence) will be waived;

(B) The parties have agreed that the Investor Loans, together with the unpaid interest, and the BLB Loan , together with the unpaid interest and fees, will no longer be waived.

1.    INTERPRETATION

      Unless the context requires otherwise, words and expressions defined in the Principal Agreement shall have the same meaning when used in this agreement.

2.    THE CONSIDERATION

2.1 The parties agree that the sale and purchase of the Shares shall take place on the terms and conditions set out in the Principal Agreement save that the Purchase Price (as defined in clause 2.4 of the Principal Agreement) shall be reduced by ,13,110,200.32 (thirteen million, one hundred and ten thousand, two hundred pounds and thirty two pence);

3.    REPAYMENT OF LOANS

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3.1   The following shall be additional completion obligations as if they were included as a new clause 5.2C of the Principal Agreement:

      3.1.1 On Completion, the Investor Loans shall be satisfied in full including any accrued interest up to 3 September 1999 (less any deduction or withholdings required by law);

      3.1.2 On Completion, the BLB Loan shall be repaid in full including any accrued interest up to 3 September 1999 (less any deduction or withholdings required by law) and any fees.

3.2 For the avoidance of doubt, the Vendors shall pay any early redemption charges or pre-payment penalties associated with the repayment of the Investor Loans or the BLB Loan.

3.3 For the avoidance of doubt, the Investor Loans and BLB Loan together with the unpaid interest and fees thereon, shall be included in the Final Balance Sheet prepared under clause 5.7 of the Principal Agreement.

4.    GENERAL

      The provisions of clauses 14 to 20 of the Principal Agreement shall apply mutatis mutandis as if repeated herein.
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                                   SCHEDULE

                                  THE VENDORS


     3i Group plc

     Phildrew Nominees Ltd for Phildrew Ventures Fourth Fund

     Phildrew Nominees Ltd. for Phildrew Ventures Fourth Fund B

     Phildrew Nominees Ltd for Phildrew Ventures Fourth Fund C

     Phildrew Nominees Ltd for Phildrew Ventures Fourth Fund D

     Richard Raworth

     Brian Critchley

     Michael Blackburn

     David Green

     Dermot Quinn

     Michael Levi

     Timothy Cronin

     Digital Projection Trustee Limited
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     IN WITNESS whereof this agreement has been executed on the date first above written.

     Signed by               )
     for and on behalf of    )
     IMAX CORPORATION        )
     in the presence of:-    )



     Signed by               )
     for and on behalf of    )
     DIGITAL PROJECTION      )
     TRUSTEE LIMITED         )
     in the presence of:-    )



     Signed by               )
     for and on behalf of    )
     3i GROUP PLC            )
     in the presence of:-    )


     Signed by               )
     for and on behalf of    )
     CANVEN (C.I.) LIMITED   )
     MANAGING GENERAL        )
     PARTNER FOR             )
     PHILDREW VENTURES       )
     FOURTH FUND             )
     in the presence of:-    )


     Signed by               )
     for and on behalf of    )
     CANVEN (C.I.) LIMITED   )
     AS MANAGING             )
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     GENERAL PARTNER         )
     FOR PHILDREW            )
     VENTURES FOURTH         )
     FUND B                  )
     in the presence of:-    )


     Signed by               )
     for and on behalf of    )
     CANVEN (C.I.) LIMITED   )
     MANAGING GENERAL        )
     PARTNER FOR             )
     PHILDREW VENTURES       )
     FOURTH FUND C           )
     in the presence of:-    )


     Signed by               )
     for and on behalf of    )
     CANVEN (C.I.) LIMITED   )
     MANAGING GENERAL        )
     PARTNER FOR             )
     PHILDREW VENTURES       )
     FOURTH FUND D           )
     in the presence of:-    )


     Signed by               )
     for and on behalf of    )
     PHILDREW NOMINEES       )
     LIMITED in the          )
     presence       of:-     )

     Signed by               )
     for and on behalf of    )
     RICHARD RAWORTH         )
     in the presence of:-    )


     Signed by               )
     for and on behalf of    )
     BRIAN CRITCHLEY         )
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     in the presence of:-    )

     Signed by               )
     for and on behalf of    )
     MICHAEL BLACKBURN       )
     in the presence of:-    )


     Signed by               )
     for and on behalf of    )
     DAVID GREEN             )
     in the presence of:-    )


     Signed by               )
     for and on behalf of    )
     DERMOT QUINN            )
     in the presence of:-    )


     Signed by               )
     for and on behalf of    )
     MICHAEL LEVI            )
     in the presence of:-    )

     Signed by               )
     for and on behalf of    )
     TIMOTHY CRONIN          )
     in the presence of:-    )


     Signed by               )
     for and on behalf of    )
     DIGITAL PROJECTION      )
     INTERNATIONAL PLC       )
     in the presence of:-    )